UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is incorporated herein by reference, as applicable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 1, 2023, Opal Fuels Intermediate HoldCo LLC (“Intermediate HoldCo” or the “Borrower”)), an indirect wholly-owned subsidiary of OPAL Fuels Inc. (the “Company”) entered into a new $500 million senior secured credit facility (the “Credit Facility”) pursuant to a Credit and Guarantee Agreement (the “Credit Agreement”) with Intermediate HoldCo as the Borrower, direct and indirect subsidiaries of the Borrower as guarantors (the “Guarantors”), the lenders party thereto, as lenders, Apterra Infrastructure Capital LLC, Barclays Bank PLC, BofA Securities, Inc., Celtic Bank Corporation, Citibank, N.A., JP Morgan Chase Bank, N.A. Investec Inc. and ICBC Standard Bank PLC, as joint lead arrangers, and Bank of America, N.A., as administrative agent.

The Credit Agreement provides for up to $450.0 million of initial and delayed draw term loans (with such delayed draw term loans available for up to 18 months after closing) and $50.0 million of revolving loans to, among other things, (a) prepay (1) Intermediate HoldCo’s existing secured indebtedness in the amount of approximately $87.6 million plus accrued interest thereon pursuant to the terms of the Company’s Delayed Draw Term Loan and Guaranty Agreement, dated October 22, 2021, (2) certain accrued but unpaid returns in the amount of $15.7 million to certain preferred equity investors in Opal Fuels LLC, a subsidiary of the Company, and (3) approximately $30.1 million of indebtedness owing by Opal Fuels LLC to ARCC Beacon LLC pursuant to the terms of a promissory note, dated July 21, 2022, between Opal Fuels LLC and ARCC Beacon LLC, (b) fund a portion of the construction costs of renewable natural gas projects owned, either in full or through a joint venture with a third party, by the Guarantors, (c) with respect to the revolving loans, to provide for the issuance of letters of credit to support the operations of the Borrower and Guarantors and to fund other general corporate purposes of the Borrower and Guarantors, and (d) to pay transaction fees and expenses in the amount of approximately $10.6 million. The Company has the ability, during the delayed draw availability period and subject to the satisfaction of certain credit and project related conditions precedents, to join other newly acquired subsidiaries with comparable renewable projects in development under the Credit Facility for comparable funding.

The outstanding borrowings under the Credit Agreement initially bear interest at an annual rate of Term SOFR plus 3.5%, increasing by 0.25% per annum during the term. Accrued interest on amounts outstanding under the delayed draw term loan facility must be paid on the last day of each applicable interest period. Commencing after the 18-month delayed draw term loan availability period expires, the outstanding principal amount of the term loans amortizes at a rate of 1% per quarter and the Borrower is obligated to pay a leverage based cash sweep ranging from 25% to 100% of distributable cash of Borrower and the Guarantors, and subject to certain other mandatory prepayment requirements. The term loans and revolving loans mature on the five-year anniversary of the closing date.

The Borrower’s and the Guarantors’ obligations under the Credit Agreement are secured by substantially all of their personal property assets (other than certain excluded assets identified in the Credit Agreement) and by a non-recourse pledge of the membership interests of the Borrower.

The Credit Agreement requires the Borrower to maintain a consolidated debt service coverage ratio of not less than 1.2:1.0, as tested on a trailing four fiscal basis as of the last day of each fiscal quarter during the term commencing with the quarter ending December 31, 2023, and to maintain a consolidated debt to cash flow ratio of not greater than 4.5 to 1.0 during the delayed draw availability period, and not greater than 4.0 to 1.0 thereafter.

The Credit Agreement includes certain customary and project related affirmative and negative covenants, including restrictions on distributions, and events of default, including payment defaults breaches of covenants; changes of control materially incorrect or misleading representations or warranties bankruptcy or other events of insolvency and certain project related defaults.

This summary of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure

Liquidity and Capital Expenditures

Following the closing of the Credit Facility, the Company expects to have approximately $300 million in availability to fund capital expenditures in connection with its development and construction projects, subject to the terms and conditions of the Credit Facility. The Company has previously provided guidance on total capital expenditures for fiscal year 2023 ranging between $220-$240 million. Given previously reported construction delays, the Company currently estimates total capital expenditures for fiscal year 2023 to range between $175-$195 million, assuming timely issuance of key permits and completion of certain development activities.

Press Release

On September 5, 2023, the Company issued a press release regarding the Credit Agreement described above in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 29, 2023, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated September 5, 2023
10.1
Credit Agreement, dated September 1, 2023, by and among Intermediate HoldCo as Borrower, the guarantors, the lenders party thereto, Bank of America, N.A. as the administration agent, and Apterra Infrastructure Capital LLC, Barclays Bank PLC, BofA Securities, Inc., Celtic Bank Corporation, JP Morgan Chase Bank, N.A. and Investec Inc., as joint lead arrangers..

10.2	Pledge Agreement, dated September 1, 2023, by OPAL Fuels Parent HoldCo 3 LLC in favor of Bank of America, N.A.
10.3	Security Agreement, dated September 1, 2023, by OPAL Fuels Intermediate HoldCo LLC and the other grantors listed on the signature pages thereto in favor of Bank of America, N.A.
10.4	Note (Term), dated September 1, 2023, between OPAL Fuels Intermediate HoldCo LLC and BankUnited, N.A.
10.5	Note (Revolving), dated September 1, 2023, between OPAL Fuels Intermediate HoldCo LLC and BankUnited, N.A.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023

OPAL Fuels Inc.

By:	/s/ Ann Anthony
Name:	Ann Anthony
Title:	Chief Financial Officer